SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[  ] Preliminary Proxy Statement       [  ] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

 .....................   The Dress Barn Inc   ..................................
              (Name of Registrant as Specified In Its Charter)

 .............................................................................
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:


[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

                              THE DRESS BARN, INC.
                                30 Dunnigan Drive
                             Suffern, New York 10901

                            NOTICE OF ANNUAL MEETING

To       the Shareholders of THE DRESS BARN, INC.

     NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF SHAREHOLDERS OF THE DRESS BARN, INC. (the "Company") will be held at the Company's principal executive offices at 30 Dunnigan Drive, Suffern, New York, on Monday, December 11, 2000 at 9:00 A.M. for the following purposes:

                  1.       To elect two Directors;

                  2 To transact such other business as may properly come before the meeting or any adjournments thereof.


         Only shareholders of record at the close of business on November 1, 2000 will be entitled to notice of and to vote at said meeting.

         By Order of the Board of Directors.






                                                         ELLIOT S. JAFFE
                                                         Chairman of the Board










November 10, 2000


================================================================================

NOTE: Shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please complete, sign and send in your proxy promptly in the enclosed envelope so your vote can be recorded. We enclose in this mailing the Notice of Annual Meeting of Shareholders, Proxy Statement, Proxy and the Annual Report of the Company for the fiscal year ended July 29, 2000.
================================================================================

                              THE DRESS BARN, INC.
                                30 Dunnigan Drive
                             Suffern, New York 10901



                                 PROXY STATEMENT



         This Proxy Statement is furnished to the shareholders of The Dress Barn, Inc. (the "Company") in connection with the solicitation by the Company's Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on December 11, 2000, and any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. This Proxy Statement and the enclosed form of Proxy are first being mailed to shareholders on or about November 10, 2000.

         The Company had outstanding 18,184,686 shares of common stock on the record date of November 1, 2000. Each share of common stock of the Company outstanding on the record date is entitled to one vote at the Annual Meeting and any adjournments thereof.

         The cost of this Proxy Statement and of solicitation of proxies will be borne by the Company. The shareholder may revoke any proxy at any time prior to its exercise (such as by attending the meeting and voting in person or by sending a letter of revocation to the Secretary of the Company).

         The Company is required to have a quorum to hold the Annual Meeting. A quorum is a majority of the outstanding shares, present or represented by proxy. Voting is not cumulative; directors will be elected by a plurality of the votes cast at the Annual Meeting, which means that the two nominees with the most votes will be elected Directors. We will count only votes cast for a nominee, except that your proxy will be voted FOR the two nominees described in this Proxy Statement unless you instruct us to the contrary in your proxy.




 INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTOR AND INCUMBENT DIRECTORS


         The Certificate of Incorporation of the Company provides for a classified Board of Directors divided into three classes, each with a staggered three-year term of office and each class of Directors as nearly equal in the number of Directors as possible. Two Directors are to be elected at the 2000 Annual Meeting of Shareholders for three-year terms expiring at the 2003 Annual Meeting of Shareholders. The Board has nominated Roslyn S. Jaffe and Donald Jonas, whose terms of office as Director expire at the 2000 Annual Meeting of Shareholders. Mark S. Handler, whose term also expires at 2000 Annual Meeting, is not standing for reelection, and the number of directors constituting the entire board has been reduced to six effective with the 2000 Annual Meeting. Certain information with respect to the nominees for election as a Director and incumbent Directors is set forth on the following page:

Nominees for Election as Director

         Name of Nominee and Age                                Director Since
         ------------------------                               --------------
         Roslyn S. Jaffe, 71...........................................1966
         Donald Jonas, 71..............................................1989


         ROSLYN S. JAFFE has been the Company's Secretary since 1966 and Treasurer since 1983. Roslyn S. Jaffe is the spouse of Elliot S. Jaffe, Chairman of the Board, and they are the parents of David R. Jaffe and Elise Jaffe, executive officers of the Company.

         DONALD JONAS has been Chairman of the Board and a Director of Lechters, Inc., a retailer of houseware products, since 1987. Mr. Jonas is currently also the Chief Executive Officer of Lechters, Inc.

         It is intended that votes will be cast pursuant to proxies received for the election of Roslyn S. Jaffe and Donald Jonas for a term of three years and until their successors are duly elected and qualified.


Directors With Terms Expiring in 2001

         Name of Director and Age                               Director Since
         ------------------------                               ---------------
         Elliot S. Jaffe, 74...........................................1966
         Burt Steinberg, 55............................................1983


         ELLIOT S. JAFFE, Chairman of the Board and founder of the Company, has been Chief Executive Officer since 1966. Mr. Jaffe serves as a Director of The Zweig Fund, Inc., The Zweig Total Return Fund, Inc. and the Smith Barney Family of Funds.

         BURT STEINBERG, President and Chief Operating Officer of the Company since 1989, has been in charge of the Company's merchandising activities since 1982. Mr. Steinberg is also a Director of Provident Bancorp, Inc.


Directors With Terms Expiring in 2002

         Name of Director and Age                               Director Since
         ------------------------                               --------------
         Edward D. Solomon, 69.........................................1990
         Klaus Eppler, 70..............................................1993


         EDWARD D. SOLOMON is President of Edward D. Solomon & Co., which provides consulting services primarily to the retailing industry. Until 1993 he was Chief Executive Officer of Shoe-Town, Inc.

         KLAUS EPPLER has, since 1965, been a partner in the law firm of Proskauer Rose LLP, General Counsel for the Company. Mr. Eppler is also a Director of Bed Bath & Beyond Inc.

Committees and Meetings of the Board of Directors


         The Company has a standing Audit and a standing Compensation and Stock Option Committee of the Board of Directors. Donald Jonas and Edward D. Solomon are the members of the Compensation and Stock Option Committee and Edward D. Solomon, Mark S. Handler and Donald Jonas are the members of the Audit Committee. The Company does not have a nominating committee. The Compensation and Stock Option Committee reviews and determines the Company's policies and programs with respect to compensation of executive officers and administers the Company's stock option plans.

         The functions of the Audit Committee include reviewing financial reports and information and the Company's systems of internal controls. The Committee reviews the audit and the quarterly reviews conducted by the Company's independent auditors and monitors the Company's financial reporting process and internal control systems. During the fiscal year ended July 29, 2000 ("fiscal 2000") the Committee and the Board adopted a formal charter, which, among other things, sets forth the scope of the Audit Committee's responsibilities and how it carries out those responsibilities.

         The Company's Board of Directors held four meetings, the Audit Committee held four meetings and the Compensation and Stock Option Committee held two meetings during fiscal 2000. In addition, various actions were taken by the Board of Directors and these Committees without a meeting.


Compensation of Directors


         The Company pays its Directors who were not also officers of the Company a Director's fee of $15,000 per year for services rendered as Director. Directors who are officers of the Company do not receive additional compensation for their services as Directors.



                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT


         The table on the following page sets forth information regarding ownership of the common stock of the Company as of November 1, 2000 for any person who is known to be the beneficial owner of more than 5% of the Company's common stock, by each of the Company's Directors and executive officers named in the Summary Compensation Table and by all Directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                                              Number of
                                              Shares of
                                             Common Stock
                                             Beneficially           Percentage
                                                Owned                of Class
Name and Address of Beneficial Owner:

Directors and Executive Officers (1):
Elliot S. Jaffe (2)............................3,897,876               21.07%
Roslyn S. Jaffe (3)..............................275,124                1.49%
David R. Jaffe (4)...............................133,400                *
Burt Steinberg (5)................................70,115                *
Edward D. Solomon (6).............................11,000                *
Klaus Eppler (7)..................................10,366                *
Mark S. Handler (8)...............................10,250                *
Donald Jonas (9)..................................10,100                *
All Directors and Executive Officers as a group
 (consisting of 11 persons) (10)...............4,436,921               23.98%

* Represents less than 1% of class


Other Beneficial Owners:
Snyder Capital Management, L.P. (11)...........2,025,000               10.94%
   350 California Street, Suite 1460
   San Francisco, CA 94104-1436

Franklin Mutual Advisors Inc. (11).............1,288,300                6.96%
   51 John F. Kennedy Parkway
   Short Hills, NJ 07078

Dimensional Fund Advisors, Inc. (11)...........1,203,123                6.50%
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA 90401

PRIMECAP Management Company (11)...............1,151,000                6.22%
   225 South Lake Avenue #400
   Pasadena, CA 91101


(1) The business address for all Directors and Executive Officers is c/o The Dress Barn Inc., 30 Dunnigan Drive, Suffern, New York 10901

(2) Consists of 173,336 shares (0.94%) owned directly by Elliot S. Jaffe, 34,310 shares (0.19%) owned by The Jaffe Family Foundation, a New York not-for-profit corporation (the "Foundation"), 3,655,330 shares (19.75%) owned by Elliot S. Jaffe as trustee of a family trust (the "Trust") and 34,900 shares covered by options exercisable within 60 days of November 1, 2000. Elliot S. Jaffe, Roslyn S. Jaffe and David R. Jaffe share voting and investment power with respect to the shares owned by the Foundation and under the rules of the Securities and Exchange Commission (the "SEC") they are deemed to be the beneficial owners of such shares. They disclaim beneficial ownership of the shares owned by the Foundation. Elliot S. Jaffe has voting and investment power with respect to the shares owned by the Trust and under the rules of the SEC is deemed to be the beneficial owner of such shares.

(3) Consists of 240,814 shares (1.30%) owned directly by Roslyn S. Jaffe and 34,310 shares (0.19%) owned by the Foundation. See Footnote (2) above.

(4) Consists of 133,400 shares covered by options exercisable within 60 days of November 1, 2000. See Footnote (2) above.

(5) Consists of 115 shares owned directly by Mr. Steinberg and 70,000 shares covered by options exercisable within 60 days of November 1, 2000.

(6) Consists of 1,000 shares owned directly by Mr. Solomon and 10,000 shares covered by options exercisable within 60 days of November 1, 2000.

(7) Consists of 300 shares owned directly by Mr. Eppler and 10,066 shares covered by options exercisable within 60 days of November 1, 2000.

(8) Consists of 250 shares owned directly by Mr. Handler and 10,000 shares covered by options exercisable within 60 days of November 1, 2000.

(9) Consists of 100 shares owned directly by Mr. Jonas and 10,000 shares covered by options exercisable within 60 days of November 1, 2000.

(10) Includes shares owned by the Trust and the Foundation as well as 319,366 shares covered by options held by Directors and executive officers exercisable within 60 days of November 1, 2000.

(11) Based solely on information set forth in Schedule 13G's or Schedule 13G/A's filed with the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

         The following table sets forth certain information regarding the compensation for each of the three fiscal years earned by the Chief Executive Officer and the four other highest-paid executive officers of the Company as of July 29, 2000, whose total annual salary and bonus from the Company for the year then ended exceeded $100,000.

                                                                                                      Long-Term
                                                                  `                              Compensation Awards
        Annual Compensation                                                              Stock Options        All Other
        -------------------
    Name and Principal Position        Year     Salary ($)    Bonus ($)    Other ($)           (#)         Compensation ($)
    ---------------------------        ----     ----------    ---------    ---------    ---    ----        ----------------
                                                     (1)           (2)                                             (3)
Elliot S. Jaffe                          2000       650,000     $130,000         -----        150,000              20,144
  Chairman of the Board and              1999       650,000        -----         -----          -----              17,500
     Chief Executive Officer             1998       521,000      604,200         -----          -----              17,500

Burt Steinberg                           2000       450,000       90,000         -----        150,000           63,627(4)
   President and Chief                   1999       450,000        -----         -----          -----           55,339(4)
     Operating Officer                   1998       350,000      170,000         -----          -----           68,517(4)

David R. Jaffe                           2000       289,000       43,677         -----        125,000           40,208(5)
   Executive Vice President              1999       289,000        -----         -----          -----           37,760(5)
                                         1998       275,000       49,500         -----          -----           37,888(5)

Eric Hawn                                2000       226,000       20,000         -----         40,000              16,243
   Senior Vice President                 1999       226,000        -----         -----          -----               9,000
                                         1998       215,000       38,700         -----          -----               9,000

Armand Correia                           2000       221,000       42,255         -----         60,000              14,656
   Senior Vice President and             1999       206,000       13,260     15,000(6)          -----               8,538
     Chief Financial Officer             1998       195,000       37,800     15,000(6)          -----               8,538

(1) Includes all payments of salary and salary deferred through the Company's Executive Retirement Plan.

(2) Includes bonuses payable under the Company's Management Incentive Plan for the fiscal year.

(3) Amounts consist of the Company's contribution under the Company's Executive Retirement Plan and 401(k) plan, associated insurance and additional life insurance as part of the Company's "split-dollar" insurance program for designated executives and officers.

(4) Includes paid life insurance premiums of $37,249 in fiscal 2000, $37,479 in fiscal 1999 and $50,657 in fiscal 1998 paid pursuant to two "split dollar" agreements. .

(5) Includes paid life insurance premiums of $22,466 in fiscal 2000, $27,072 in fiscal 1999 and $27,200 in fiscal 1998 paid pursuant to a "split dollar" agreement.

(6) Represents loan forgiveness arising out of contractual arrangements in connection with Mr. Correia's employment by the Company in 1991. During fiscal 2000, Mr. Correia had no indebtedness to the Company.

      Burt Steinberg is employed by the Company pursuant to a one-year employment agreement expiring August 1, which contains automatic renewal provisions.

Compensation Committee's Report on Executive Compensation

         In setting compensation levels for executive officers, the Compensation and Stock Option Committee of the Board of Directors (the "Committee") continues to be guided by the following considerations:

- compensation levels should be competitive with compensation generally being paid to executives in other profitable and growing specialty retail companies of a similar size;

- each individual executive officer's compensation should, to the extent possible, reflect the performance of the Company as a whole, the performance of the officer's business unit, and the performance of the individual executive;

- a significant portion of the executive officer's compensation should be awarded in the form of stock options to closely link shareholder and executive interests and to encourage stock ownership by executive officers; and

- executive compensation should reflect the Company's entrepreneurial and cost-conscious orientation.


         Under the Company's Management Incentive Plan, executives of the Company, from the level of Department Directors up through and including the Chairman and Chief Executive Officer, are entitled to bonuses up to a prescribed percentage of their base salaries pursuant to a formula which involves the achievement of selected Company financial goals and individual goals related to the performance of the officer's business unit and the individual performance of the officer. Since the Company's financial goals for fiscal 2000 were achieved, bonuses under the Management Incentive Plan are payable to officers of the Company, including all of the executive officers.

         In view of the results achieved during fiscal 2000, the Committee decided upon increases in the base salaries of certain executive officers, including $50,000 increases in the salaries of the Chairman and the President to $700,000 and $500,000 per annum, respectively. The Committee also approved goals under the Management Incentive Plan for fiscal 2001. Stock options are usually granted on a three-year cycle, so that an executive or employee will ordinarily receive a new option when 3/5ths of the previously granted option has vested. While stock options were granted to other executives following the end of fiscal 2000, no new options were granted to any of the executive officers named in the above table since stock options had been granted to them during fiscal 2000.



                                    The Compensation and Stock Option Committee



                                    Mr. Donald Jonas
                                    Mr. Edward D. Solomon

Performance Graph

         The following graph illustrates, for the period from July 28, 1995 (the Base Year) through July 29, 2000, the cumulative total shareholder return of $100 invested in 1) The Company's common stock, 2) The S&P Composite-500 Stock Index, 3) The S&P Specialty Apparel Retailers Index and 4) an index of four peer companies selected by the Company, assuming that all dividends were reinvested. The Company has chosen to use this peer group index in its performance graph because management believes the peer group index is a better reflection of the Company's competitors in the marketplace. The peer group consists of all other publicly traded women's specialty apparel chains known to the Company with which it competes directly: Cato, Charming Shoppes, Deb Shops and United Retail Group. Catherines Stores, which was included in last year's peer group index, was purchased by Charming Shoppes and is therefore excluded from this year's peer group index.

         The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of the Company's common stock.



                      COMPARISON OF CUMULATIVE TOTAL RETURN
             For the period from July 28, 1995 through July 29, 2000


Cumulative Total Return

                               7/95    7/96     7/97     7/98     7/99     7/00
The Dress Barn Inc.             100      85      204      219      150      207
S&P 500                         100     117      177      212      254      273
S&P Specialty Apparel Index     100     102      130      105       90       57
Peer Group                      100     114       88      146      160      128

Option Grants in the Last Fiscal Year
                                                  % of Total
                                                   Options
                                 Number of        Granted To                                            Grant Date
                                  Options         Employees      Exercise Price      Expiration          Present
           Name(1)              Granted (#)     in Fiscal Year      ($/share)           Date            Value (2)
------------------------------ --------------- ----------------- ---------------- ----------------- -------------------
Elliot S. Jaffe                     150,000          16.95%            $14.063         8/11/2009          $948,439
Burt Steinberg                      150,000          16.95%             14.063         8/11/2009           948,439
David R. Jaffe                      125,000          14.13%             14.063         8/11/2009           790,366
Eric Hawn                            40,000           4.52%             14.063         8/11/2009           252,917
Armand Correia                       60,000           6.78%             14.063         8/11/2009           379,375


(1) All options were granted at the market price on the date of grant, for a term of ten years, vesting 20% per year over a five-year period.

(2) The grant date present values are estimates only, arrived at using the Black-Scholes option pricing model with the following weighted average assumptions as of the August 1999 grant date: risk-free interest rate of 5.83%, expected life of option of 5.0 years, expected dividend yield of 0% and expected stock volatility of approximately 41%. For an estimate of the impact of all stock option grants on the Company's financial results using the Black-Scholes valuation method, see note 6 to the Consolidated Financial Statements in the Company's Annual Report to Stockholders for the fiscal year ended July 29, 2000.


Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
                            Shares
                           Acquired                      Number of Unexercised            Value of Unexercised
                              on          Value                 Options                       In the Money
                           Exercise     Realized           at July 29, 2000                    Options(1)
                                                     ----------------------------      --------------------------
    Name                      (#)          ($)         Exercisable   Unexercisable      Exercisable    Unexercisable
------------              ----------   -----------     -----------   -------------      -----------    -------------
Elliot S. Jaffe                 60,000      $ 798,100            ---         190,000          $   ---       $1,462,100
Burt Steinberg                 160,000      1,682,812         40,000         230,000          375,000        2,234,300
David R. Jaffe                   3,600         80,137         73,400         195,000        1,017,673        1,803,600
Eric Hawn                       16,000        146,505            ---          40,000              ---          262,480
Armand Correia                  24,766        290,381            ---          92,767              ---          784,824

(1) Represents the difference between the closing market price of the Company's common stock at July 29, 2000 ($20.625 per share) and the exercise price per share of in-the-money options multiplied by the number of shares underlying the in-the-money options.

                           INTEREST OF MANAGEMENT AND
                         OTHERS IN CERTAIN TRANSACTIONS


         The Company leases five of its store locations from Elliot S. Jaffe, Chief Executive Officer, or members of his family or related trusts. The following table describes the terms of these leases:


                                                                         Minimum
                                                                          Annual
                                                                        Rent Per
Store                                        Renewal         Square       Square
Location              Expiration             Options          Feet         Foot
--------------         --------               --------       ------        ----
Branford, CT          June 30, 2002       Until June 2012     5,000       $14.13
Norwalk, CT DB/DBW   April 30, 2011  Until April 30, 2031    12,700       $11.22
Branford, CT DBW      June 30, 2002       Until June 2012     4,100       $12.94
Danbury, CT            June 30,2005       Until June 2015     8,000       $13.00



         Such store rentals approximate the range of minimum rentals paid by the Company on its other store leases. The store leases also contain provisions for payment of a percentage of sales as additional rent when sales reach specified levels. The effective rent (total rent as a percentage of sales with respect to particular stores) for such stores is approximately eight percent. The Company believes that the leases with such affiliated parties are on terms that are comparable to terms the Company could obtain in arms-length negotiations with unrelated third parties for store locations in similar geographic areas. During fiscal 2000, the Company paid a total of approximately $392,000 in rent under leases with the affiliated parties. Also during fiscal 2000, the Mt. Kisco lease was mutually terminated and the Dress Barn location was closed.

         Under "split-dollar" insurance agreements with trusts established by each of Burt Steinberg and David R. Jaffe and their wives, the Company has agreed to pay, during the life of certain life insurance policies, a portion of the premiums on these policies which are on the joint lives of each of David R. Jaffe and his wife and Burt Steinberg and his wife, and which have fair values of $5 million and $3.9 million respectively (the "Insurance Policies"). The Company is obligated to continue to pay the premiums on the Insurance Policies until the earlier of (a) such time as the cash value of each Insurance Policy is sufficient to pay the premiums, estimated to be approximately 8 years, or (b) the termination of the "split-dollar" agreements. These agreements terminate on the earliest of a number of events including (i) reimbursement to the Company of the premiums paid by it, (ii) the resignation or retirement of the executive or
(iii) the death of the survivor of the executive and his spouse. The premiums are estimated to be approximately $37,500 in the case of Burt Steinberg, and $22,500 in the case of David R. Jaffe, annually. Under the "split-dollar" agreements, the premiums paid by the Company are to be returned no later than
(a) the death of the survivor of the executive and his spouse and (b) the surrender or termination of each Insurance Policy. Consequently, the Insurance Policies should not result in an expense to the Company, except to the extent of costs incurred (if any) for advancing the premiums, and for the excess (if any) of the premiums paid by the Company over the cash surrender value of the insurance policies.

         In fiscal 2000, the Company adopted a separate "split dollar" insurance program for all officers and certain other executives, including all of the executive officers named in the foregoing tables, which provides for guaranteed levels of basic life insurance payable to each individual's designee, based on the individual's position within the Company, at no cost to the individual for the duration of the individual's term of employment. Pursuant to these policies, each of the executive officers named in the foregoing tables are entitled to $1 million of basic life insurance at no additional cost to them.

                        RECEIPT OF SHAREHOLDER PROPOSALS


         Any proposals of shareholders that are intended to be presented at the Company's 2001 Annual Meeting of Shareholders, which is expected to be held in December 2001, must be received at the Company's principal executive offices no later than July 13, 2001, and must comply with all other applicable legal requirements in order to be included in the Company's proxy statement and form of proxy for that meeting.


                                  OTHER MATTERS


         Management knows of no other business that will be presented for consideration at the Annual Meeting other than as is stated in the Notice of Meeting. If any other business should come before the meeting, it is intended that the proxies named in the enclosed form of proxy will have discretionary authority to vote all such proxies in the manner they shall decide.

         Solicitation may be made by mail, personal interviews, telephone and telegraph by regularly engaged officers and employees of the Company.

         Insofar as the information contained in this Proxy Statement rests peculiarly within the knowledge of persons other than the Company, the Company has relied upon information furnished by such persons.

         It is anticipated that Deloitte & Touche LLP will act as auditors with respect to the financial statements of the Company for the current fiscal year. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting. Such representative will be given the opportunity to address the meeting and will also be available to respond to questions.

         The Annual Report of the Company, including financial statements, for fiscal 2000 is included with this Proxy Statement.




BY ORDER OF THE BOARD OF DIRECTORS







                                                      ELLIOT S. JAFFE
                                                      Chairman of the Board




         The Company's Board of Directors requests that you date and sign the enclosed proxy and return it in the enclosed, self-addressed envelope. No postage is required if you mail it in the United States. Your prompt response will be helpful, and we appreciate your cooperation.